Exhibit 10.10
***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

OEM/ODM Agreement

Between

D&M Holdings Inc
as D&M
and

Tymphany HK Ltd
as Supplier

relating to

Manufacture of Speaker Products

DATED: 2012/Feb/24th

THIS AGREEMENT (“Agreement”) is dated the 13th_day of Feb 2012 made
BETWEEN
D&M Holdings Inc. (“D&M”), a Japanese corporation having its principal place of business at 7-35-1 Sagamiono, Sagamihara, Kanagawa 228-8505; and
Tymphany HK Ltd (the “Supplier”), a Hong Kong corporation having its principal place of business at Room 1307 - 8 Dominion Centre, 43 - 59 Queen’s Road East, Wan Chai, Hong Kong
WHEREAS:
(A)D&M sells the Products (as defined in this Agreement) with own trademark, [Denon, Marantz, and Boston Acoustics] (“Trademarks”); and
(B)The Supplier wishes to develop and manufacture the Products to be sold by D&M under the Trademark.
(C)D&M and the Supplier (each of them referred to as the “Party” and collectively the “Parties”) have agreed that the Supplier will develop and manufacture the Products on behalf of D&M for the duration of this Agreement upon the following terms.
NOW IT IS HEREBY AGREED as follows:
1.DEFINITIONS
1.1“Confidential Information” shall mean confidential information as defined in Section 12 including, without limitation, the Preliminary Specifications, the Specifications, the Technical Documentations and any other information disclosed in confidence by one Party to the other Party in relation to the Product.
1.2“Design Phase” shall mean the approval procedures set out in Section 3.
1.3“Preliminary Specifications” shall mean the functional requirements, specifications and other requirements of the Product detailed in Schedule 1, updated in accordance with the procedures in this Agreement.
1.4“Product(s)” shall mean [Speaker product(s)] to be developed by the Supplier based on the Preliminary Specifications and after successful development through the Design Phase, produced by the Supplier based on the Specifications determined and agreed between the Parties.
1.5“Purchase Order” shall mean the purchase order for the Products and/or spare parts placed by D&M in accordance with Section 4 in the form set out in Schedule 5.
1.6“Quality Requirements” shall mean the quality requirements specified by D&M as set out in Schedule 8.
1.7“Specifications” shall mean the final functional requirements, specifications and other requirements of the Product to be agreed between the Parties during the Design Phase.
1.8“Special Design Elements” shall mean those elements of the design of the Product that are unique to the Product as identified in Schedule 2.
1.9“Technical Documentation” shall mean the technical documentation including, without limitation, electrical diagrams and parts lists, to be supplied by the Supplier during the Design Phase.
1.10“Third Party Intellectual Property Rights” shall mean the intellectual property rights owned by any third party which will be required to manufacture the Products in accordance with Preliminary Specifications and more specifically listed in Schedule 3.
1.11“Time Schedule” shall mean the time schedule attached hereto as Schedule 4.

2.PRODUCTION AND SALE
2.1General
The Supplier agrees to manufacture and sell the Products exclusively to D&M and D&M agrees to purchase the Products in accordance with the terms and conditions of this Agreement.
2.2Manufacturing Rights
The Supplier agrees not to manufacture or sell to persons not a party to this Agreement any Products or any other products having the Special Design Elements which are solely determined by D&M.
2.3Exclusive Right to Resale
D&M shall have the sole right to resell the Products. The Supplier shall not solicit or otherwise promote the sale of the Products for or on behalf of D&M.
2.4No Financial Interest
No provision of this Agreement shall be construed to entitle the Supplier to any financial interest in respect of resale of the Products by D&M.
3.DESIGN PHASE
3.1Production of the Prototypes
In accordance with the Time Schedule, the Supplier undertakes to manufacture and supply to D&M two (2) complete and fully operational prototypes of each agreed versions of the Product (the “Prototypes”) based on the Preliminary Specifications. Prototypes will be supplied by the Supplier at material cost
3.2Test of the Prototype
In accordance with the Time Schedule, D&M shall execute such tests as D&M reasonably requires in order to satisfy itself that the Prototypes conform to the requirements specified in the Preliminary Specifications and D&M shall keep the Supplier informed of the results of the tests. D&M shall give the Supplier a reasonable opportunity to be present at such tests at the Supplier’s costs and expenses.
(A)If, as a result of these tests, D&M is of the reasonable opinion to be confirmed in writing that certain additions, alterations or modifications in the Prototypes are required in order that they comply with the Preliminary Specifications and applicable requirements, the Supplier undertakes to modify and to make the same in the Prototypes and to supply free of charge to D&M the new Prototypes.
(B)If, as a result of these tests, D&M desires modifications or enhancements of the Prototypes in excess of the Preliminary Specifications and which were not earlier agreed upon, then, if the parties hereto so agree, the Supplier will provide a quotation and a revised Time Schedule for D&M’s approval.
3.3Agreed Specifications
Upon the finalization of the tests as per Section 3.2 hereof including tests of the Prototypes thus modified, and if D&M is satisfied that the Prototypes confirm to the Preliminary Specifications, the Parties will agree and establish the Specifications as evidenced by a written confirmation of that agreement.
3.4Pre-production Samples
After establishment of the Specifications and in accordance with the Time Schedule, the Supplier shall manufacture and supply to D&M two (2) production samples of each of agreed versions of the Product (“Pre-production Samples”) in accordance with the Specifications and shall supply to D&M such documentation and information necessary to finalize D&M’s acceptance tests of the Product. The Pre-production Samples shall, unless otherwise agreed in writing between the Parties, be made with components, materials, technologies and processes identical to those to be applied during series production of Products. These Pre-production Samples are destined for type-approval by D&M. Pre-production samples will be provided by the supplier at the agreed selling price of the product.

3.5Technical Documentation
Together with the Pre-production Samples, the Supplier shall provide D&M with the Technical Documentation and the necessary technical service information.
3.6Type-approval Tests
In accordance with the Time Schedule, D&M shall execute such type-approval tests as D&M reasonably requires to confirm that the Pre-production Samples conform to the requirements specified in the Specifications and D&M shall keep the Supplier informed of the results of the tests. D&M shall give the Supplier a reasonable opportunity to be present at such type-approval tests at the Supplier’s costs and expenses.
(A)If, as a result of these tests, D&M is of the reasonable opinion to be confirmed in writing that certain additions, alterations or modifications in the Pre-production Samples are required in order that they will comply with the Specifications or to eliminate faulty or substandard workmanship and /or material, the Supplier undertakes to modify and to make the same in the Pre-production Samples and to supply to D&M the changed Pre-production Samples. If samples are required because Supplier made an error then samples are at Supplier’s expense. If samples are required due to a design change by D&M then samples will be at D&M’s expense.
(B)If, as result of these tests, D&M desires modifications or enhancements of the Pre-production Samples in excess of the Specifications and which were not earlier agreed upon, then, if the Parties so agree, the Supplier will provide a quotation and a revised Time Schedule for D&M’s approval.
3.7Issue of Type-Approval Certificate
Upon completion of the tests pursuant to Section 3.6 hereof (including tests of the Pre-production Samples modified pursuant to Section 3.6(B) above), D&M shall, if it is satisfied that the Pre-production Samples conform to the Specifications, provide the Supplier with a Type-Approval Certificate signed by D&M.
3.8No modification
Once the Product is accepted by D&M as evidenced by a signed Type-Approval Certificate, the Supplier shall not make any changes or modifications in the Product without prior written consent of D&M. This requirement, however, does not preclude the Supplier from using equivalent components and parts that do not affect form, fit, function or interchangeability of spare parts. If the Supplier uses such equivalent components and/or parts, the Supplier shall immediately inform D&M and provide D&M with an updated version of the Technical Documentation as soon as possible and at the Supplier’s costs.
3.9Commercial Samples
D&M may request for any number of additional Pre-production Samples for commercial purposes (“Commercial Samples”) to be supplied at the same time as the delivery of the Pre-production Sample.
(A)The price to be paid by D&M for the Commercial Samples is specified in Schedule 4 and shall be paid by D&M within 30 days after the receipt of invoice from the Supplier following approval of the Pre-production Sample in accordance with Section 3.7 above.
(B)However, in case the Pre-production Samples and Commercial Samples do not comply with the Specifications and after modification fail to comply with the Specifications, D&M shall, without prejudice to any other rights accruing under this Agreement or in law, be entitled to return the Commercial Samples to the Supplier and D&M shall not be responsible for payment as set out in this Section 3.9(A) above and the Supplier shall reimburse D&M all payments for such Commercial Samples or other payments for the development of the Product actually received from D&M by the Supplier, if any, upon D&M’s first request.

3.10Expert suggestions
During the Design Phase, D&M’s technical, quality and service experts are entitled to make suggestions and proposals, but such suggestions and proposals shall not be binding on any of the Parties unless they are confirmed in writing signed by authorized representatives of the Parties.
3.11Successor models
Any successor model of the Product or any other unit model agreed upon between the Parties to be incorporated this Agreement shall be subject to the procedure set forth in this Design Phase.
3.12Manufacturing tools and moulds
(A)D&M shall bear the costs for D&M’s exclusive tools and moulds required to manufacture the Products (the “Tools”), as the same shall be agreed upon between the Parties and in writing.
(B)D&M will pay 50% of the costs of Tools at the start of the Design Phase, and 50% at the issue of the Type-Approval Certificate in accordance with Section 3.7 above.
(C)The property of the Tools shall remain with D&M once paid for in full and the Supplier shall sign a document evidencing D&M’s rights. Any of the Tools shall not be used by the Supplier other than for carrying out its obligations under the Purchase Orders placed by D&M and the Supplier shall not sell, lease or otherwise dispose of any of the Tools to any third party without D&M’s prior written approval.
(D)The Supplier shall insure the Tools at its expense against such hazards as the Supplier normally insures such as fire and theft.
(E)The Supplier shall keep the Tools separate from other goods and materials.
(F)The Supplier shall immediately inform D&M in the event of fire, theft, or third parties claiming rights on the Tools and in other exceptional cases.
(G)The Tools shall be replaced at D&M’s costs, if such replacement is required by normal wearing out of the Tools, as the same is characterized by a minimum number of one million shots per mould. Repair costs for any Tools due to misuse shall be for the account of the Supplier.
3.13Quality Control
D&M shall have the right to observe the Products in the process of manufacture and to inspect finished Products at any time during normal business hours, either at the manufacturing facilities or at the storage facilities of the Supplier. The Supplier shall, upon at its expense, provide adequate space and facilities necessary for D&M’s personnel to conduct such observation and/or inspection. Upon the Supplier’s request, D&M agrees to be bound by reasonable scheduling and non-disclosure obligations in connection with such observation and inspection.
3.14Spare Parts
The Supplier shall provide spare parts of the Products in accordance with the terms and conditions set forth in Schedule 7.
4.ORDER PROCEDURES
4.1Placing orders
D&M shall submit around 20th of every month a monthly Purchase Order which shall specify the quantity, items and requested delivery dates of the Products. Any change to a Purchase Order relating to quantity and shipping schedule shall be agreed between D&M and the Supplier, and be reflected in a revised Purchase Order form from D&M to the Supplier.
4.2Forecasts
As soon as feasible, D&M shall provide the Supplier with a two months rolling forecast of its needs for the Products to be renewed every month and issued to the Supplier around 20th of every month according to the following schedule:

(A)before 20th of each month D&M agrees to give firm commitment by means of a Purchase Order to cover the N + 3 month (e.g. by the 20th of December D&M shall issue a Purchase Order for deliveries over the month of March).
(B)a Purchase Order placed by D&M shall be acknowledged by the Supplier within one week of the date of the Purchase Order in writing the receipt, and confirmation. If no such written confirmation is received by D&M within one week, it is deemed that such a Purchase Order is accepted by the Supplier.
4.3Delay in delivery
(A)If the Supplier does not deliver the Products by or on the delivery date specified in the agreed Purchase Order, for any reason attributable to the Supplier, the Supplier shall indemnify D&M any damages that D&M suffered as a result of such delay without prejudice to any other rights accruing under this Agreement or in law, in particular D&M’s right to cancel this Agreement, without notice of default or recourse to any court. Should the agreement be cancelled by D&M under 4.3A then D&M will be responsible for any materials made obsolete by this action and will reimburse the Supplier for these materials at the Suppliers purchase price. If Supplier terminates the agreement, D&M is not liable for obsolete materials.
(B)Supplier is required to do best effort, including overtime production support if it is required, to meet schedule which is requested by D&M with reasonable lead time. In case of delay in shipment more than two weeks, D&M have the rights to request the Supplier to make air-shipment at the Supplier’s cost,
4.4Supplier’s obligation to manufacture
The Supplier hereby guarantees to produce and supply to D&M the Products during a period of at least 2 years starting as from the signing date of the Type-Approval-Certificate referred to in Section 3.7 above. If the Supplier wishes to stop production of the Products after such a guaranteed period, the Supplier shall inform D&M as early as possible in writing, but at least 12 months prior to the date of envisaged production stop and D&M shall then have an opportunity to place a Purchase Order for Products in such quantity as D&M may require and the Supplier shall accept such Purchase Orders at the then prevailing price.
4.5Lack of components/Spare Parts
Notwithstanding Section 4.4 above, if the Supplier is no longer able to or envisages that it shall not (at short notice) be able to supply the Products to D&M due to shortage or lack of components and/or Spare Parts,
(A)the Supplier shall immediately inform D&M the circumstances in details;
(B)the Supplier shall then be fully responsible for a proper re-design of the Product without affecting form, fit or function thereof, all at the Supplier’s costs; and
(C)The re-designed product shall be subject to the procedure in the Design Phase.
5.PRICE
5.1Agreed Price
The Supplier shall supply Products to D&M at prices which are specified in Schedule 6.
5.2Price review
Any of the Parties may initiate negotiations on price changes.
(A)In the event of unforeseen circumstances affecting any of the Parties or in the event the price/performance ratio of the Products deteriorates as compared to competitive products, the Parties will jointly review the situation and attempt to find a solution reasonably acceptable to the Parties.

(B)When price negotiations referred to in this Section 5 extend beyond the price-validity period the prices valid for the previous period will continue to remain in effect until such time as the Parties have reached mutual agreement on the new price.
5.3Supplier’s warranty on price
The Supplier shall do the best to grant D&M its best prices and discounts.
(A)The Supplier warrants that the prices charged for the Products purchased by D&M are equivalent to prices charged to other similarly situated customers for contemporaneous sales in the same country on similar terms and conditions for any products which are the same or substantially similar to the Products and have the same or substantially similar volume, manufacturing costs, quality requirements, and service requirements.
(B)The Supplier acknowledges that, due to the new and unique nature of Products, the market price may be volatile and subject to significant change during the term of this Agreement. The Supplier agrees to make best efforts to maintain D&M in a competitive position and to minimize D&M’s loss due to unforeseen market price erosion.
6.DELIVERY
6.1Delivery terms
Products shall be delivered to designated F.O.B. point.. Title in the Product shall pass to D&M upon completion of manufacture by the Supplier. Risk in the Product shall pass to D&M upon delivery.
6.2Packaging
The Products shall be supplied in suitable packing to withstand all normal methods of transport by rail, truck, airplane or ship, in a form to be approved by D&M and as specified in the Specifications. Changes in approved packing may be introduced only on D&M’s written request or after D&M’s prior written approval.
6.3Labeling
Packing and the Products shall be labeled by the Supplier in accordance with D&M’s instructions and as specified in the Specifications.
6.4Manufactured Products
The manufactured Products and any material supplied by D&M to the Supplier for the production of the Products including logo of the trademarks (“Production Materials”) shall at all times remain the property of D&M and for so long as this Agreement remains in force the Supplier undertakes:
(A)to keep all manufactured Product and the Production Materials in its own possession and under its own control;
(B)not to sell, offer for sale, assign, pledge, mortgage, charge or transfer any of the manufactured Product nor the Production Materials nor do or suffer anything to be done whereby the same may be seized, taken in execution, attached, destroyed or damaged; and
(C)not to use all (i) the manufactured Products, (ii) the Production Materials and (iii) intellectual properties and know-how included in (i) and (ii), for any purpose other than the purposes of this Agreement, and not to allow any other person or party to use the same, except with the prior written consent of D&M. For clarification and as an example, using D&M’s intellectual property of Hardware and/or Software or know-how of those to achieve aimed audio quality for the D&M product, for the purpose of the development or manufacturing of the product for third party is prohibited hereunder.
7.INSPECTIONS
7.1By the Supplier
The Supplier shall inspect all Products immediately before shipping of the Products, and shall deliver the written records of such inspections without delay.

7.2By D&M
D&M shall inspect all the Products within seven business days of the date when such Products are delivered to D&M’s warehouse after customs clearance (the “Receipt Date”). If that D&M believes there is a discrepancy between the quantity, type, or quality of the Product which has been invoiced to D&M by the Supplier and those shipped to and received by D&M from the Supplier pursuant to such invoice, D&M shall provide written notice of such discrepancy to the Supplier within fourteen business days of the Receipt Date.
7.3Right to inspect
D&M may inspect at any time (between 9:00 and 17:00) on any working day with a reasonable notice not less than 48 hours to the Supplier the manufacturing site of the Supplier or its affiliated company where the Products are manufactured for any purposes in accordance with this Agreement.
7.4Discrepancy, Quality Requirements and Defected Products
The Supplier shall be liable for the discrepancy in quantity and type of the Products supplied and any Products which fail to meet warranty under Section 9 below and the Quality Requirements. The Supplier shall replace such Products or refund the price subject to D&M’s option. If D&M selects a refund, D&M may not offset such credit with a future purchase of the Products under this Agreement.
7.5Delay in shipment
If shipment for resale of the Products by D&M is made by air due to delay in delivery to D&M for two weeks or more by the Supplier, the Supplier shall bear such additional costs incurred by D&M unless the reason for the delay it outside of the reasonable control of Supplier
8.INTELLECTUAL PROPERTY
8.1Trademark
All Products manufactured by the Supplier under this Agreement shall bear such Trademark(s). The logos of Trademark(s) and other relevant materials necessary to bear Trademark(s) on Products (“Logo”) shall be provided by D&M free of charge. The Supplier expressly recognizes and agrees that any and all proprietary rights to the Trademark(s) belong solely to D&M and it shall acquire no right, title or interest in or to the Trademark(s) by the terms of this Agreement or by performance of its obligations hereunder.
8.2Third party licenses
The Supplier warrants that it has obtained necessary license to use all Third Party Intellectual Property Rights as listed in Schedule 3 from such third party rights holder to manufacture any and all Products under this Agreement.
8.3No infringement of third party intellectual property rights
The Supplier warrants and covenants that in all respects, the Products shall not infringe upon nor violate any patent or any other proprietary right of any person not a party to this Agreement.
(A)If D&M or Brand Company receives any claim or notice of suit alleging such infringement, D&M and/or Brand Company shall promptly notify the Supplier and give the Supplier information, but D&M shall not give monetary assistance nor grant exclusive authority to defend and/or settle such claim.
(B)The Supplier shall then, at its sole expense and option
(i)settle such claim;
(ii)procure that D&M obtains the right to sell such Products;
(iii)replace or modify such Products to avoid infringement;
(iv)remove the affected Products from D&M’s inventory and grant D&M a credit or refund thereon; or
(v)defend D&M against such claim.

(C)The Supplier shall indemnify, defend, protect and hold harmless D&M from and against any damages and all costs, expenses, fees (including reasonable attorney’s fees) and liability arising from or in connection with such claim, actually proved.
8.4D&M’s warranty
D&M warrants that, in all respects, the Trademarks do not and shall not infringe upon nor violate any trademark or other proprietary right of any person not a party to this Agreement. In the event that the Supplier receives a claim or notice of suit alleging such infringement, the Supplier shall promptly notify D&M and give D&M information, no monetary assistance and exclusive authority to defend and/or settle such claim.
8.5General
All trade marks, trade names, copyrights, and other intellectual property rights and designs in relation to the Product, Logo and the Production Materials supplied by or on behalf of D&M shall be and remain the property of D&M. The Supplier shall not at any time claim any right or property therein or register or cause to be registered in any part of the world any trademark, trade name, copyright or design similar to or a colourable imitation of any trademark, trade name, copyright or design which is the property of D&M.
9.WARRANTIES
9.1Supplier’s Warranty on quality
The Supplier hereby warrants that the Products supplied to D&M shall conform to all the Quality Requirements specified in Schedule 8 and be free from defects in materials, workmanship and design.
9.2Breach of Warranty
If, within two (2) years from the delivery date in D&M’s purchase order, any of the Products is found not to conform to any of the Quality Requirement or to have any defect (“Defective Products”), D&M may choose, any of the following options:
(A)to require the Supplier to retrieve the Defective Products within the period specified by D&M, and, if the Supplier fails to retrieve the Defective Products within such period, D&M may, at the Supplier’s costs and expenses, return such Defective Products to the Supplier or dispose of such Defective Products; or
(B)to require the Supplier to supply replacements of the Defective Products in accordance with D&M’s instructions; or
(C)to require the Supplier to repair the Defective Products at the Supplier’s costs and expenses; or
(D)to repair or cause any third party to repair the Defective Products at the Supplier’s costs and expenses.
9.3Willful breach or gross negligence
Even if Defective Products are found after two (2) years from delivery, D&M shall be entitled to exercise any of the rights set forth in Section 9.2 above, if production or occurrence of such Defective Products is attributable to the Supplier’s willful act or gross negligence.
9.4Product Liability
For so long as the relevant laws or regulations relating to product liability are applicable to the Supplier, D&M or Products, the Supplier hereby agrees to defend, indemnify (including without limitation court costs and reasonable fees of attorneys and other professionals) and hold D&M and their respective customers of the Products, harmless against any third party claims, demands, actions or proceedings resulting from personal injury of property damage caused or alleged to have been caused by any defect in the manufacture or performance of the Products, sold to D&M under this Agreement.

9.5Regulatory approvals
The Supplier warrants that, for each Product, it has obtained (as indicated by a filing number) or agrees that it will obtain all standard government, environmental, consumer protection and safety approvals required by the applicable laws, if any, necessary to place the Products in possession of D&M. Supplier will provide all requested safety certifications if requested to by D&M. Safety certification costs will be paid by D&M.
9.6Export and Import regulations
The Parties shall promptly provide any information reasonably required by the other in order to lawfully import or export the Products.
(A)With respect to any Products manufactured outside Japan, the Supplier shall be responsible for compliance with any governmental export regulations applicable to the delivery of Products to D&M or to its designees, including obtaining any necessary government approvals.
(B)D&M shall be responsible for obtaining any necessary import licenses. If requested in writing by D&M, the Supplier shall provide a certificate of origin for the products.
10.PRODUCT DOCUMENTATION
The Supplier shall supply to D&M, without charge, and on a regularly updated basis, complete sets of documentation for each Product, including but not limited to the following: a Product model, applicable test or other safety and regulatory approval documents, operator and service manuals as may be distributed by the Supplier from time to time.
11.TECHNICAL SUPPORT
D&M shall provide technical support and information in relation to the Product to the Supplier, as further specified in Schedule 9.
12.CONFIDENTIAL INFORMATION
12.1Definition
The following information shall, as to the party receiving such information from the other, be deemed “Confidential Information”:
(A)Technical information contained in the Preliminary Specifications and Special Design Elements; and
(B)Sales, manufacturing and marketing information; and
(C)Information contained in documents marked “Confidential”.
12.2The receiving Party shall keep the Confidential Information of the disclosing Party confidential and secret and shall not use or disclose or make the Confidential Information available, directly or indirectly, to any person other than its officers and employees who need the Confidential Information to enable the receiving Party perform its obligations under this Agreement and provided that such officers and employees are also obliged to keep such Confidential Information confidential and secret.
12.3The obligations in the Section 12.2 above shall not apply to any information acquired by the receiving Party which:
(A)at the time of its acquisition was in the public domain; or
(B)at a later date comes into the public domain through no fault of the Supplier.
12.4The receiving hereby agrees and undertakes:
(A)that all Confidential Information shall be and shall remain at all times the sole and exclusive property of disclosing Party; and
(B)that its right to use Confidential Information shall wholly cease upon the termination of this Agreement.

12.5Effect of Termination
The receiving Party shall, upon termination of this Agreement, return all Confidential Information, and all reproductions and products thereof, to the party from whom it was received. Without limiting the foregoing, the parties agree not to use, and to cause persons who have received the Confidential Information through them not to use, the Confidential Information for any purpose following termination of this Agreement.
13.TERM AND TERMINATION
13.1Term
The term of this Agreement shall be one year from the date of its execution. This Agreement shall be automatically extended for periods of one year each, unless one party notifies the other parties otherwise six months prior to the expiry of this Agreement or any extension thereof.
13.2Termination by one party
(A)Default
This Agreement may be terminated by one party for failure by the other to cure a default in any material term or condition of this Agreement. Such termination shall be effective thirty (30) days following written notice of the default, unless the default is cured within such notice period.
(B)Financial Condition
This Agreement may be terminated by any party, effective immediately upon receipt, if:
(i)a receiver is appointed for the other party or its property,
(ii)any proceedings are commenced by or for the other party under any bankruptcy, insolvency or debtor’s relief law, or
(iii)one party liquidates or dissolves, or attempts to liquidate or dissolve, except by way of merger.
(C)Termination by Convenience
D&M may terminate this Agreement at any time with three (3) months prior written notice to the Supplier. The Supplier may terminate this Agreement at any time with one (1) year written notice to D&M.
(1)Under any of the above reasons for termination D&M and Supplier will work together in good faith to minimize the amount of obsolete materials. Any remaining obsolete materials shall be purchased by D&M from the Supplier at the Suppliers purchase price of the obsolete materials if D&M causes termination. In the event Supplier terminates the agreement the D&M is not liable for obsolete materials.
13.3Continuing Obligations
(A)Survival
The following provisions shall survive termination of this Agreement: provisions relating to Supplier Rights (Section 2.2), Intellectual Property (Section 8), Warranties (Section 9), and Confidential Information (Section 12). Such provisions shall continue in full force and effect in accordance with their terms, not withstanding termination of this Agreement.

(B)Purchase Orders
All Purchase Orders placed by D&M prior to effective termination shall be honored by the Supplier in accordance with the terms of manufacture, sale, delivery and support provided by this Agreement, unless the parties agree otherwise in writing. Provided that, if this Agreement is terminated by either party, in accordance with this Section 13, the terminating party may cancel all outstanding Purchase Orders not yet shipped. The cost of any obsolete materials resulting from termination will be the responsibility of the party causes termination. If the reason for termination is a shared responsibility both parties will negotiate the liability for obsolete parts in good faith.
14.FORCE MAJEURE
14.1Events of Force Majeure
Neither party shall be in breach of this Agreement or responsible for damages caused by delay or failure to perform in full or in part its obligations hereunder, provided that there is due diligence in attempted performance under the circumstances and that such delay or failure is due to one of the following events of force majeure: fire, earthquake, unusually severe weather, strikes, government sanctioned embargo, flood, act of God, war, act of any public authority or sovereign government, civil disorder, delay or destruction caused by public carrier, or any other circumstance substantially beyond the control of the party to be charged, and which cannot be reasonably forecast or prevented.
14.2Excuse of Performance
Each party agrees to notify the others promptly upon discovery of an event of force majeure, as set forth above, which may cause a failure or delay in performance hereunder. Notwithstanding the foregoing Section, a delay in performance due to an event of force majeure shall be excused only so long as the event continues or until a commercially reasonable alternative method of performance can be implemented. If performance by any party hereunder is delayed more than thirty (30) days due to an event of force majeure, then the others may terminate this Agreement upon five (5) days notice, if the event of force majeure has not ceased during such period. The cost of any obsolete materials arising from termination by D&M will be paid for by D&M. If Supplier terminates the agreement, D&M are not liable for obsolete materials.
15.MISCELLANEOUS PROVISIONS
15.1Insurance
Each party shall separately maintain, throughout the term of this Agreement, policies of general and products liability insurance reasonably acceptable to the others.
15.2Financial Information
The Supplier shall provide D&M with its financial statement for every business year during the term of this Agreement.
15.3Contractual Relationship
All the Parties represent and warrant that they have entered into no contracts, and are subject to no obligations, which prevent or adversely affect their performance under this Agreement. It is understood and agreed that D&M and the Supplier are, and at all times during the term of this Agreement shall remain, independent contractors. In no event shall any party at any time have authority to make any contracts, commitments or undertake any obligations on behalf of the other parties. Without limiting the foregoing, the Supplier agrees that it will not, during or after the term of this Agreement, represent to any person that it acts for or on behalf of D&M or make use of D&M’s name, or advertise its relationship with D&M, without D&M’s express written consent in each instance.

15.4NOTICES
(A)Address
Any notice required or permitted by this Agreement shall be in writing and in the English language and may be delivered personally or may be sent by telex, telecopy (facsimile), electronic mail, cable or prepaid registered or certified mail, addressed to the parties as follows:
If to D&M:
Facsimile: […***…]
ATTENTION: Masato Takahashi
Email: […***…]
If to the Supplier:
Facsimile: […***…]
ATTENTION: Stuart Croxford
Email: […***…]
(B)Receipt
Any notice shall be deemed to have been received as follows:
(i)Personal delivery: upon receipt
(ii)Telex, Telecopy (Facsimile) or Electronic Mail: twenty-four (24) hours after dispatch by the telex or facsimile operator, providing a copy is also sent by registered or certified mail return receipt requested within twenty-four (24) hours of dispatch.
(iii)Cable: twenty-four (24) hours after delivery to the cable company by the party serving the notice.
(iv)Registered or certified mail: seven (7) days after delivery to the postal authorities by the party serving the notice.
(C)Verbal Notices
Nothing contained herein shall justify or excuse failure to give verbal notice for the purpose of informing the other party thereof when prompt notification is appropriate, but such verbal notice shall not satisfy the requirement of written notice.
15.5Assignment
No party shall assign or otherwise transfer any rights nor obligations under this Agreement without the prior written consent of the other parties, except that any party may, upon reasonable written notice to the others, assign its rights and/or obligations under this Agreement to its controlling parent or a controlled subsidiary or affiliate, or to a party acquiring all or substantially all of a party’s assets, assuming no competitive harm to the other parties occurs.
15.6Set off
Neither Party shall be entitled to withhold payment of any sums after they become due by reason of any right of set-off or counterclaim which the Party may have or allege to have or for any other reason whatsoever.
15.7Illegality
In the event that one or more of the provisions in this Agreement shall, for any reason, beheld by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, such holding shall not affect any other provisions of this Agreement.

15.8Waiver
The failure of either party to insist, in one or more instances, upon strict performance of the obligations of this Agreement, or to exercise any right contained herein shall not be construed as a waiver, or relinquishment for the future, of such obligation or right, which shall remain and continue in full force and effect.
15.9Entire Agreement
(A)This Agreement, together with Schedules and any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.
(B)The Supplier acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than those contained in this Agreement and, having negotiated and freely entered into this Agreement, agrees that it shall have no remedy in respect of any other such representation or warranty except in the case of fraud.
(C)No variation of this Agreement shall be effective unless made in writing.
15.10Law and Jurisdiction
(A)This Agreement shall be governed, and construed in accordance with, Japanese Law.
(B)In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement (“proceedings”) each of the parties irrevocably submits to the exclusive jurisdiction of the Tokyo District Court of Japan and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives in duplicates as of the date first set forth above, each party retaining one copy thereof, respectively.

/s/ D&M Holdings, Inc.
Signed by Vice President, Procurement
for and on behalf of D&M Holdings Inc

/s/ Tymphany HK Ltd.
Signed by Managing Director Asian Operations
for and on behalf of Tymphany HK Ltd.

Schedule 1    Preliminary Specifications
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Schedule 2    Special Design Elements
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Schedule 3    Third Party Intellectual Property Rights
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Schedule 4    Time Schedule
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Schedule 5    Purchase Order
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Schedule 6    Prices
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Schedule 7    Spare Parts
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Schedule 8    Quality Requirements
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Schedule 9    Technical Support
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